Exhibit 5.1
300 North LaSalle
Chicago, Illinois 60654

(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

June 29, 2015

SunEdison, Inc. 13736 Riverport Dr. Maryland Heights, Missouri 63043
Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to SunEdison, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of up to 15,000,000 shares of its common stock, par value $.01 per share (the “Shares”), pursuant to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).
In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, including the Amended and Restated Certificate of Incorporation, (ii) minutes and records of the corporate proceedings of the Company, (iii) each of the SunEdison, Inc. 2015 Long-Term Incentive Plan, the SunEdison, Inc. 2015 Non-Employee Director Incentive Plan and the SunEdison, Inc. Employee Stock Purchase Plan (collectively, the “Plans”) and the forms of award agreement used thereunder and (v) the Registration Statement and the exhibits thereto.
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares are duly authorized and, when (i) the Registration Statement related to the Shares becomes effective under the Act, and (ii) when the Shares have been duly issued in accordance with the terms of the Plans and the award agreements thereunder, the Shares will be validly issued, fully paid and non-assessable.
Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware

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SunEdison, Inc. June 29, 2015 Page 2

(including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).
We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in its Amended and Restated Certificate of Incorporation exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances in connection with the Plans by at least the number of Shares which may be issued in connection with the Plans and we have assumed that such condition will remain true at all future times relevant to this opinion. We have assumed that the Company will cause certificates, if any, representing the Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares. Our opinion assumes that the Registration Statement related to the Shares will become effective under the Act before any Shares covered by such Registration Statement are sold.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof. This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                            Sincerely,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP